UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California
(Address of Principal Executive Offices)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On January 26, 2016, the Board of Directors (the “Board”) of BioPharmX Corporation the “Company”) authorized an increase in the number of members of the Board from five to six.  To fill the vacancy as a result of this increase, the Board appointed Craig Barbarosh to serve as director on the Board until his successor is elected and qualified or until his earlier resignation or removal in the manner provided for in the Company’s Bylaws.  The appointment of Mr. Barbarosh as an independent member of the Board was also recommended by investment vehicles of Franklin Advisors, Inc. pursuant to that certain Standstill Agreement dated December 10, 2015. Mr. Barbarosh has been appointed to serve on the Audit Committee and Compensation Committee and has also been appointed to serve as the chair of the Nominating and Corporate Governance Committee.

Mr. Barbarosh will receive quarterly cash compensation of $5,000 in consideration for serving as chair of the Nominating and Corporate Governance Committee. On January 26, 2016, Mr. Barbarosh was also granted options to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.55 per share, which was equal to the closing price of the Company’s common stock on the NYSE MKT on such date. The options are subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and its related grant agreements.  The option grants will vest and become exercisable as to 1/24th of the shares each month after the date of grant over a two year period.

 As with each of the Company’s directors and executive officers, BioPharmX intends to enter into an indemnification agreement with Mr. Barbarosh to give him additional contractual assurances regarding the scope of indemnification provided in the Company’s certificate of incorporation and to provide additional procedural protections.

Other than those that have been disclosed in this Current Report on Form 8-K, there are no other arrangements or understandings between Mr. Barbarosh and any other person pursuant to which Mr. Barbarosh was appointed as a director of the Company and there are no other related person transactions between the Company and Mr. Barbarosh.

The Company issued a press release announcing Mr. Barbarosh’s appointment to the Board on January 26, 2016, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: January 27, 2016	By:	/s/ James R. Pekarsky
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated January 27, 2016.